UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 8, 2011

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
On June 9, 2011, EchoStar Corporation, a Nevada corporation (“EchoStar”) filed a Current Report on Form 8-K to report, among other things, the completion on June 8, 2011 of EchoStar's previously announced acquisition of Hughes Communications, Inc., a Delaware corporation (“Hughes”), pursuant to that certain Agreement and Plan of Merger, dated as of February 13, 2011, by and among Hughes, EchoStar, EchoStar Satellite Services L.L.C., a Colorado limited liability company, and Broadband Acquisition Corporation, a Delaware corporation. This Current Report on Form 8-K/A is being filed to provide the required pro forma financial information and related information in connection with the completion of that acquisition, as required by Item 9.01 of Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma condensed combined balance sheet as of March 31, 2011 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010, are attached hereto as Exhibit 99.1.
(d) Exhibits.

Exhibit No.	Description

99.1
Unaudited pro forma condensed combined balance sheet as of March 31, 2011 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECHOSTAR CORPORATION
By:	/s/ David J. Rayner
David J. Rayner
Chief Financial Officer

Dated:    August 5, 2011

EXHIBIT INDEX

Number	Description

99.1
Unaudited pro forma condensed combined balance sheet as of March 31, 2011 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010.